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                                                                    Exhibit 23.2
                                                                    ------------

                        Consent of Independent Auditors


We consent to the incorporation by the reference in the Registration Statement (Form S-8) pertaining to the OnDisplay, Inc. 1996 Stock Plan, the OnDisplay, Inc. 1999 Employee Stock Purchase Plan, the Oberon Software Incorporated 1990 Stock Option Plan and the Oberon Software Incorporated 1998 Stock Incentive Plan of our report dated February 4, 2000, with respect to the consolidated financial statements of DataSage, Inc. included in the Current Report (Form 8-K/A) of Vignette Corporation, filed with the Securities and Exchange Commission on March 30, 2000.



Austin, Texas                           /s/Ernst & Young LLP
July 12, 2000